UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, California 94583

(925) 328-4650

investors@gigatronics.com

July 29, 2014

To Our Shareholders:

I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California at 9:30 a.m. on Wednesday, September 3, 2014.

At the meeting, you will be asked to (a) elect seven directors, (b) ratify the selection of Crowe Horwath LLP as our Independent Registered Public Accounting Firm, (c) approve the amendment of the Giga-tronics Incorporated 2005 Equity Incentive Plan (the “2005 Plan”) to provide for the extension of the 2005 Plan through July 19, 2025, (d) approve on an advisory basis the named executive officer compensation and (e) approve the material terms of the performance criteria for performance-based awards under the 2005 Plan. Information about these matters is set forth in the attached Notice and Proxy Statement.

Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.

Sincerely,

/s/ Garrett A. Garrettson
Garrett A. Garrettson
Chairman of the Board of Directors

Your vote is very important. Even if you plan to attend the meeting,

VOTE YOUR PROXY PROMPTLY.

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, California 94583

(925) 328-4650

investors@gigatronics.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on September 3, 2014

To Our Shareholders:

The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California on Wednesday, September 3, 2014 at 9:30 a.m., local time, for the following purposes:

1.	Elect seven directors for the ensuing year;

2.	Ratify the appointment of Crowe Horwath LLP as Independent Registered Public Accounting Firm; and

3.	Approve the amendment of the Giga-tronics Incorporated 2005 Equity Incentive Plan (the “2005 Plan”) to provide for the extension of the 2005 Plan through July 19, 2025

4.	Approve on an advisory basis the named executive officer compensation;

5.	Approve the material terms of the performance criteria for performance-based awards under the 2005 Plan; and

6.	Transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on July 21, 2014 will be entitled to vote at this meeting, or any adjournment of this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

/s/ Steven D. Lance
Steven D. Lance
Vice President of Finance/
Chief Financial Officer & Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on September 3, 2014: The proxy statement and annual report on Form 10-K are available online at www.gigatronics.com under “Investor Relations”.

San Ramon, California

July 29, 2014

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, California 94583

This proxy statement is submitted by the board of directors (the “Board”) of Giga-tronics Incorporated (“Giga-tronics” or the “Company”), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:30 a.m. on Wednesday, September 3, 2014, at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California, in accordance with the notice to shareholders, and at any adjournment thereof.

Our Board has fixed July 21, 2014 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting. A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 5,091,747 shares of Giga-tronics common stock and 18,534 shares of Giga-tronics preferred stock issued and outstanding. Each common share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting; each preferred share outstanding on the record date is entitled to 100 votes as to each matter to be acted on at the meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by such shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Seven directors will be elected at this meeting.

Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is July 29, 2014.

Eagle Rock Proxy Advisors will be using an automated system for the tabulation of shareholder votes for Giga-tronics. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the (i) ratification of our Independent Registered Public Accounting Firm, (ii) amendment of the Giga-tronics Incorporated 2005 Equity Incentive Plan (the “2005 Plan”) to provide for the extension of the 2005 Plan through July 19, 2025, (iii) the advisory vote to approve the named executive officer compensation and (iv) approval of the material terms of the performance criteria for performance-based awards under the 2005 Plan. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the selection of the Independent Registered Public Accounting Firm.

The Annual Report of Giga-tronics for its fiscal year ended March 29, 2014 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, email or personal solicitation by directors, officers or other regular employees of Giga-tronics and by Eagle Rock Proxy Advisors. Giga-tronics has retained Eagle Rock Proxy Advisors to solicit proxies for a fee of approximately $5,000, which includes the estimated fees for related printing services to be rendered by Broadridge Financial Solutions, Inc. No additional compensation will be paid to directors, officers or other employees for such services.

The executive office of Giga-tronics is located at 4650 Norris Canyon Road, San Ramon, California 94583, and the telephone number at that location is (925) 328-4650. Emails can be addressed to investors@gigatronics.com.

 PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the Board for election as directors are listed below.

			Director
Name	Age	Positions and Offices Held with Company	Since
Garrett A. Garrettson	71	Director, Chairman of the Board	2006
John R. Regazzi	59	Chief Executive Officer and Director	2006
Gordon L. Almquist	64	Director	2012
James A. Cole	71	Director	1994
Kenneth A. Harvey	50	Director	2002
Lutz P. Henckels	73	Director	2011
William J. Thompson	49	Director	2011

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our and our Board to determine that each nominee should serve as one of our directors.

Garrett A. Garrettson, age 71, has served as a member of our Board since 2006.  Dr. Garrettson is currently the Managing Director of daVinci Capital Group and President of G. Garrettson Consulting LLC, providing management consulting to public and private companies.  Dr. Garrettson has over 20 years’ experience serving as President and Chief Executive Officer of the private and public technology companies Fresco Technologies, Clairvoyante, Spectrian Corporation, and Censtor.  Dr. Garrettson also held senior management positions at Seagate Technology and Control Data. He began his career as a Director at HP Laboratories after being an Assistant Professor of Physics, Naval Postgraduate School. Dr. Garrettson was educated at Stanford in Engineering Physics, receiving his PhD in Nuclear Engineering. Dr. Garrettson has been a director of over seventeen public and private companies and is currently a Director of Iridex (IRIX) and Purdy Electronics.

Dr. Garrettson’s extensive knowledge and experience as a Chief Executive Officer of numerous technology companies qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Nominating and Governance Committee, and Compensation Committee

John R. Regazzi, age 59, has served as a member of our Board and Chief Executive Officer of Giga-tronics Incorporated since 2006. Prior to that, Mr. Regazzi held the following positions within Giga-tronics Instrument Division: President and General Manager, Vice President of Operations, and Vice President of Engineering. Prior to Giga-tronics Mr. Regazzi was with Hewlett Packard and Agilent Technologies for 22 years in various design and management positions associated with their microwave sweeper and synthesizer product lines. Mr. Regazzi holds a Bachelor of Science in Electrical Engineering from Rutgers University and a Master of Science in Electrical Engineering from Lehigh University.

Mr. Regazzi’s current role as Chief Executive Officer, his RF and Microwave expertise, and his depth of experience in engineering and manufacturing management, qualifies him to serve as a director of Giga-tronics Incorporated.

Gordon L. Almquist, age 64, has served as a member of our Board since 2012. Mr. Almquist has more than 30 years of experience in senior financial management roles at public and private technology companies.  Mr. Almquist is currently the Vice President, Chief Financial Officer and Secretary of Keyssa, Inc. (formerly known as WaveConnex, Inc.), a semiconductor technology company headquartered in Mountain View, CA. Prior to Keyssa, he held similar positions at Strix Systems, where he was also a Co-founder, and publicly-traded companies Vertel Corporation and 3D Systems Corporation. Mr. Almquist also served on the board of directors for CAP Wireless (acquired by TriQuint Semiconductor). Mr. Almquist is a certified public accountant (inactive) in the State of California and holds a bachelor's degree in business administration (accounting) from California State University, Northridge.

Mr. Almquist’s expertise and knowledge of financial and audit matters and public company experience qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Audit Committee, and Compensation Committee

James A. Cole, age 71, has served as a member of our Board since 1994. Mr. Cole is General Partner of Windward Ventures and Spectra, and a former Partner at New Enterprise Associates. Mr. Cole was a Founder and Executive Vice president of the publicly traded company Amplica (acquired by Comsat). Mr. Cole served as a director of Syntricity, Inc., CAP Wireless (acquired by TriQuint Semiconductor) and and is serves as a director of WhoKnows.com.

Mr. Cole’s skills in business and financial matters, and his experience as a director of public companies, qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Audit Committee, and Compensation Committee

Kenneth A. Harvey, age 50, has served as a member of our Board since 2002. Mr. Harvey is President of Peak Consulting Group. Mr. Harvey was the Chief Executive Officer of Advanced Wireless & Telecom, and Modulation Instruments, were he was also a Co-founder. Mr. Harvey also served as Vice President and General Manager of Credence Systems Corporation. Mr. Harvey holds a Bachelor of Science in Electrical Engineering from The University of Akron and a Masters of Business Administration from Santa Clara University.

Mr. Harvey’s extensive knowledge and experience as a Chief Executive Officer of numerous technology companies qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Nominating and Governance Committee, and Audit Committee

Lutz P. Henckels, age 73, has served as a member of our Board since 2011. Dr. Henckels is currently the Chief Executive Officer and Chairman of the Board of HiQ Solar, and a Venture Partner with Alara Capital Partners, formerly Guggenheim Venture Partners. Dr. Henckels has over 20 years’ experience serving as Chief Executive Officer of the private and public technology companies SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation, and HHB Systems. Dr. Henckels is the recipient of the first John Fluke Sr. Memorial Award, along with David Packard, Joe Keithley, and Alex D’Arbeloff. The John Fluke Sr. Memorial Award was established in 1986 to honor executives who have led their companies with innovative engineering or business management. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology. He graduated Eta Kappa Nu and Tau Beta Pi, and is also a graduate of the ONP program of Harvard Business School. Dr. Henckels has been a director of multiple publicly traded companies, including Ikos, Inframetrics, and LeCroy.

Dr. Henckels provides valuable insight and perspective on strategic and business matters. Dr. Henckels’ knowledge and experience in the technology industry qualifies him to serve as a director of Giga-tronics Incorporated

Member: Compensation Committee, and Nominating and Governance Committee

William J. Thompson, age 49, has served as a member of our Board since 2011. Dr. Thompson is a Managing Member of Alara Capital AVI II and a partner of AVI Partners, LLC, a firm that invests primarily in public technology companies.  He also consults on quantitative investment strategies. Dr. Thompson co-founded Circadiant Systems (acquired by JDSU), a venture capital backed test and measurement company that designed and manufactured instrumentation for optical communication.   Dr. Thompson also served as a Member of Technical Staff at Lucent Technologies where he designed analog RF optoelectronic components for high speed optical communication, and as a researcher with the University of Maryland. Dr. Thompson graduated summa cum laude with a Bachelor of Science in Physics from University of North Carolina at Charlotte and holds a Ph.D. in Physics from Stony Brook University. He graduated as a Palmer Scholar with an MBA in Finance from the Wharton School.

Dr. William’s extensive knowledge and experience with RF and the test and measurement industry, and his valuable insight and knowledge in financial matters qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Nominating and Governance Committee, and Audit Committee

There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics. The Board has determined that Messrs. Almquist, Cole, Garrettson, Harvey, Henckels, and Thompson, representing a majority of the Board, are independent under the independence standards of The Nasdaq Stock Market (“NASDAQ”).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

INFORMATION ABOUT THE BOARD

AND COMMITTEES OF THE BOARD

Meetings

There were fifteen meetings of the Board during the last fiscal year. All of the directors attended all the regularly scheduled meetings of the Board, except for a director missing three meetings, a director missing two meetings, and a director missing one meeting. Directors are expected to attend the Annual Meeting except for good cause. All of the directors except one attended the Annual Meeting in 2013.

Committees

The Giga-tronics Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee: During fiscal 2014, the Audit Committee consisted of directors Gordon L. Almquist (Chairman), James A. Cole, Kenneth A. Harvey and William J. Thompson, all of whom were independent under the director independence standards of The Nasdaq Stock Market. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports. The Audit Committee must approve all non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee held four meetings during the past fiscal year. All directors who serve on the Audit Committee attended all of the scheduled committee meetings, except two directors, who each missed one committee meeting. For fiscal 2014 the board has determined that Gordon L. Almquist as the financial expert had:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of audit committee functions.

Therefore, the Board determined that Mr. Almquist is the Audit Committee’s financial expert for purposes of NASDAQ rules and requirements of the Sarbanes-Oxley Act of 2002.

The charter of the Audit Committee is available on the Company’s website at http://investor.gigatronics.com/governance.cfm.

Compensation Committee: During fiscal year 2014, the Compensation Committee consisted of directors Lutz P. Henckels (Chairman), Gordon L. Almquist, James A. Cole, and Garrett A. Garrettson, all of whom were independent under the director independence standards of NASDAQ. The Compensation Committee formulates recommendations to the Board regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Compensation Committee awards options to purchase shares of our common stock and other forms of equity awards. The Compensation Committee reviews and approves all stock options and executive compensation.

The Compensation Committee did not engage any compensation consultants in determining or recommending executive officer compensation for fiscal 2014. The Compensation Committee met three times during the last fiscal year. All directors who serve on the Compensation Committee attended all of the scheduled committee meetings.

The Compensation Committee charter is available on the Company’s website at http://investor.gigatronics.com/governance.cfm.

Nominating and Governance Committee: During fiscal 2014 the Nominating and Governance Committee (“NG Committee”) is comprised of directors William J. Thompson (Chairman), Garrett A. Garrettson, Kenneth A. Harvey, and Lutz P. Henckels, all of whom are independent under the director independence standards of NASDAQ. The purpose of the NG Committee is to recommend persons for membership on the Board, to establish criteria and procedures for the selection of new directors, and to evaluate and recommend to our Board any revisions to our corporate governance guidelines. The NG Committee met three times during the last fiscal year. All directors who serve on the NG Committee attended all of the scheduled committee meetings, except one director, who missed one committee meeting.

The NG Committee has no formal process for identifying and evaluating candidates. Existing directors identify suitable candidates as the need arises. The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or NG Committee. In the past year, the Company did not receive any recommendations for director candidates from any shareholders. Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications. The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

The NG Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business. At a minimum, the NG Committee must be satisfied that each nominee, both those recommended by the NG Committee and any recommended by shareholders, meets the following minimum qualifications:

●	The nominee should have a reputation for integrity and honesty.
●	The nominee should have demonstrated business experience and the ability to exercise sound judgment.
●	The nominee should have an understanding of the Company and its industry.
●	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.
●	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

The NG Committee has adopted a Code of Ethics applicable to all directors, officers and employees. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary. The NG Committee has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other board members or candidates.

The Nominating Committee charter is available on the Company’s website at http://investor.gigatronics.com/governance.cfm.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Board believes that having a separate chairman will help enable the board to maintain an independent perspective on the activities of the Company and executive management. Periodically, the Board assesses the roles and the Board leadership structure to ensure the interests of the Company and the shareholders are best served.

Board Risk Oversight

The Company’s senior management manages the risks facing the Company under the oversight and supervision of the Board. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. Other general business risks such as economic and regulatory risks are monitored by the full Board.

Compensation of Directors

In fiscal year 2014 each of the directors who is not employed by Giga-tronics received an annual director’s fee of $20,000, or, in lieu of cash compensation, 13,000 shares of restricted stock. The Audit Committee Chairman’s annual director fee was $28,000, or, in lieu of cash compensation, 18,300 shares of restricted stock. The Chairman of the Board’s annual director fee was $30,000, or, in lieu of cash compensation, 19,500 shares of restricted stock. From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services they provide to Giga-tronics as members of the Board. In fiscal year 2014, each of the directors (other than the Chairman of the Board) received 18,000 options to purchase shares of the Company’s common stock, and the Chairman of the Board received 27,000 options to purchase shares of the Company’s common stock.

The following table summarizes compensation paid to directors (other than Mr. Regazzi, whose compensation in all capacities is included in the Executive Compensation Table that follows) in fiscal year 2014.

Director Compensation

Name	Fees Earned or Cash Paid ($)	Option Awards (1) ($)	Restricted Stock Awards (2) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)
Gordon L. Almquist	$28,000	$21,546	--	--	--	$49,546
James A. Cole	--	$21,546	$19,890	--	--	$41,436
Garrett A. Garrettson	--	$32,319	$29,835	--	--	$62,154
Kenneth A. Harvey	--	$21,546	$19,890	--	--	$41,436
Lutz P. Henckels	--	$21,546	$19,890	--	$77,500	$118,936
William J. Thompson	--	$21,546	$19,890	--	--	$41,436

(1)

The value for stock option awards in the table above represents grant date fair value of stock option awards. For option awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 29, 2014 for information on the assumptions used to calculate the grant date fair value of option awards and the expense recognized under ASC 718. At March 29, 2014, Mr. Garrettson held options to purchase 77,000 shares of common stock, Mr. Cole and Mr. Harvey held options to purchase 53,000 shares of common stock while Mr. Almquist, Mr. Henckels and Mr. Thompson held options to purchase 33,000 shares of common stock.

(2)	Restricted shares were granted in lieu of cash compensation for fiscal year 2014 with the weighted average grant date fair value of $1.53.
(3)	Consulting Fees.

Giga-tronics has entered into indemnification agreements with all of its officers and directors.

Communications with Directors

The Company does not have a formal process for shareholders to send communications to the Board or to specific individual directors. Shareholders may send communications to the full board or to individual directors at the Company’s main office at 4650 Norris Canyon Road, San Ramon, California 94583. Communications will be forwarded unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board. The Board believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 29, 2014, the Company’s officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

INFORMATION ABOUT EXECUTIVE OFFICERS

Name	Age	Position
John R. Regazzi	59	Chief Executive Officer and Director
Steven D. Lance	49	Vice President of Finance, Chief Financial Officer and Secretary
Jeffrey T. Lum	68	Chief Technology Officer
Mark A. Elo	47	Vice President of Marketing
Michael R. Penta	50	Vice President of Sales

John R. Regazzi, see Proposal 1 -- Election of Directors

Steven D. Lance, age 49, has served as Vice President of Finance, Chief Financial Officer and Secretary of Giga-tronics since 2013. He has 25 years of financial experience with technology companies. Prior to Giga-tronics, Mr. Lance was the Vice President of Finance at Taulia Inc. from 2011 to 2013 and Vice President of Finance and Administration at SugarCRM Inc. from 2006 to 2011, both SaaS software companies. Mr. Lance was Corporate Controller at Entrisphere from 2005 to 2006, a telecommunications equipment manufacturer. From 2000 to 2005 Mr. Lance was the Vice President and Corporate Controller at SumTotal Systems (formerly Docent Inc.), a publicly traded software company. Prior to 2000, Mr. Lance held Financial Management positions with the publicly traded companies ADAC Laboratories Inc., Phoenix Technologies and KLA-Tencor. Mr. Lance is a Certified Public Accountant (inactive) in the State of California, and holds a Bachelor of Sciences in Business Accounting from San Jose State University.

Jeffrey T. Lum, age 68, has served as the Chief Technology Officer of Giga-tronics since April 2007. Mr. Lum was a founder and President of ASCOR, a wholly owned subsidiary of Giga-tronics. Mr. Lum was a founder and Vice President of Autek Systems Corporation, a manufacturer of precision waveform analyzers. Mr. Lum holds a Bachelor of Sciences in Electrical Engineering from San Jose State University.

Mark A. Elo, age 47, has served as Vice President of Marketing of Giga-tronics since September 2011. From 2009 to 2011, Mr. Elo was an Engineering Director for Agilent Technologies. Mr. Elo served as an Engineering Director at Keithley Instruments from 2007 to 2009, concluding with a sale and integration of the RF Instrumentation business to Agilent Technologies. From 2004 to 2007 Mr. Elo was the Business Development Director managing Keithey’s entrance into the RF Test market. Prior to 2004, Mr. Elo held Engineering Management and Marketing Management positions with Agilent Technologies focusing on RF and Microwave Test Equipment. Originally a British citizen, he was educated in England and holds an Honors Degree in Electrical Engineering from the University of Salford, England and an MBA from Herriot Watt University in Scotland.

Michael R. Penta, age 50, has served as the Vice President of Sales of Giga-tronics since July 2012. From 2010 to 2012, Mr. Penta held the position of Director of Business Development at Tektronix, a Danaher Corporation. From 2004 to 2010, Mr. Penta served as Vice President of Sales at SyntheSys Research, concluding with the sale and integration of the company to Tektronix. From 1999 to 2004, Mr. Penta served as Vice President of Sales at Escend Technologies. Prior to 1999, Mr. Penta held Sales Management positions with LeCroy Corporations and Nicolet Instruments. Mr. Penta holds a Bachelor of Science in Mechanical Engineering from Northeastern University.

EXECUTIVE COMPENSATION

Compensation of Officers

The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics’ chief executive officer and the other executive officers during the last fiscal year ended March 29, 2014, and for the fiscal year ended March 30, 2013:

Summary Compensation Table
Name and	Fiscal		Bonus	Option Awards	All Other Compensation
Position	Year	Salary ($)	($)	(1)($)	(2) ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
John R. Regazzi	2014	$225,000	-	-	$1,523	$226,523
Chief Executive Officer	2013	$225,000	-	$253,063	$1,350	$479,413
Steven D. Lance (3)	2014	$148,846	-	$97,800	$1,315	$247,961
Vice President Finance,	2013	-	-	-	-	-
Chief Financial Officer & Secretary
Jeffrey T. Lum	2014	$145,000	-	-	$1,450	$146,450
President, ASCOR	2013	$145,000	-	$116,922	$1,450	$263,372
Chief Technical Officer, Giga-tronics
Mark A. Elo	2014	$160,000	-	-	$1,600	$161,600
Vice President, Marketing	2013	$159,469	-	-	$1,594	$161,063
Michael R. Penta (4)	2014	$155,000	$56,753	-	$11,150	$222,903
Vice President, Sales	2013	$104,327	$28,086	$156,505	$7,242	$296,160

(1)

Stock options granted under the 2005 Plan. The value for Stock Option Awards in the table above represents grant date fair value of Stock Option Awards for fiscal year 2014 and 2013. For Option Awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 29, 2014 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under ASC 718.

(2)	Includes contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.
(3)	Became an officer on May 24, 2013.
(4)	Became an officer on July 16, 2012.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as of July 21, 2014, concerning the beneficial ownership of Giga-tronics’ common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics’ outstanding common stock; each director and nominee; each executive officer named in the Summary Compensation Table above; and all directors and executive officers of Giga-tronics as a group:

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Total Outstanding Common Stock
Gordon L. Almquist	47,600	(1)	0.88%
4650 Norris Canyon Road
San Ramon, California 94583
James A. Cole	168,194	(2)	3.11%
4650 Norris Canyon Road
San Ramon, California 94583
Garrett A. Garrettson	113,900	(3)	2.10%
4650 Norris Canyon Road
San Ramon, California 94583
Mark A. Elo	35,000	(4)	0.65%
4650 Norris Canyon Road
San Ramon, California 94583
Kenneth A. Harvey	85,154	(5)	1.57%
4650 Norris Canyon Road
San Ramon, California 94583
Lutz P. Henckels	2,986,160	(6)	36.15%
1045 First Avenue
King of Prussia, PA 19406
Steven D. Lance	20,000	(7)	0.37%
4650 Norris Canyon Road
San Ramon, California 94583
Jeffrey T. Lum	63,364	(8)	1.17%
4650 Norris Canyon Road
San Ramon, California 94583
Michael R. Penta	94,000	(9)	1.73%
4650 Norris Canyon Road
San Ramon, California 94583
John R. Regazzi	167,500	(10)	3.05%
4650 Norris Canyon Road
San Ramon, California 94583
William J. Thompson	2,936,976	(11)	35.55%
1045 First Avenue
King of Prussia, PA 19406
All executive officers and directors as a group	976,336	(12)	18.14%

(12 persons, including those above)
Alara Capital AVI II, LC	2,870,756	(13)	34.79%
1045 First Avenue
King of Prussia, PA 19406
George H. Bruns, Jr.	328,773	(14)	6.08%
4650 Norris Canyon Road
San Ramon, California 94583

(1)	Includes 9,600 shares issuable under options exercisable within 60 days of July 21, 2014.
(2)	Includes 29,600 shares issuable under options exercisable within 60 days of July 21, 2014.
(3)	Includes 43,400 shares issuable under options exercisable within 60 days of July 21, 2014.
(4)	Includes 35,000 shares issuable under options exercisable within 60 days of July 21, 2014.
(5)	Includes 29,600 shares issuable under options exercisable within 60 days of July 21, 2014.
(6)	Includes 9,600 shares issuable under options exercisable within 60 days of July 21, 2014.

Also includes 2,870,756 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Henckels shares voting and dispositive power as a managing member of Alara Capital AVI II, LLC as set forth in the following table and the accompanying footnote.

(7)	Includes 20,000 shares issuable under options exercisable within 60 days of July 21, 2014.
(8)	Includes 50,000 shares issuable under options exercisable within 60 days of July 21, 2014.
(9)	Includes 40,000 shares issuable under options exercisable within 60 days of July 21, 2014.
(10)	Includes 116,500 issuable under options exercisable within 60 days of July 21, 2014.
(11)	Includes 9,600 shares issuable under options exercisable within 60 days of July 21, 2014.

Also includes 2,870,756 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Thompson shares voting and dispositive power as a managing member of Alara Capital AVI II, LLC as set forth in the following table and the accompanying footnote.

(12)	Includes 396,436 shares issuable under options exercisable within 60 days of July 21, 2014.
Excludes 2,870,756 shares beneficially owned by Alara Capital AVI II, LLC as set forth in the table and accompanying footnote.
(13)	Includes preferred shares convertible to 1,853,351 of common shares and warrants convertible to 1,017,405 of common shares, totaling 2,870,756 of beneficially owned shares.
(14)	Includes 22,163 shares owned by The Bruns Company; 280,610 shares owned directly and 26,000 shares issuable under options exercisable within 60 days of July 21, 2014.

Stock Options

The following table sets forth information about stock options held by the named executive officers outstanding at the end of fiscal year 2014. All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End
Name	Shares subject to Unexercised Options (#) Exercisable	Shares subject to Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date	Unvested Restricted Stocks
(a)	(b)	(c)	(e)	(f)	(g)
John R. Regazzi	16,500	-	$1.95	8/18/2014
	40,000	60,000	$1.64	12/15/2021
	20,000	80,000	$1.42	8/22/2022
	20,000	80,000	$1.65	3/13/2023
Steven D. Lance	-	80,000	$1.25	7/24/2023
	-	20,000	$1.25	7/24/2023
Jeffrey T. Lum	25,000	-	$1.95	8/18/2014
	11,250	3,750	$2.40	6/3/2015
	6,000	9,000	$1.64	12/15/2021
	2,000	8,000	$1.42	8/22/2022
Mark A. Elo	10,000	40,000	$1.01	6/20/2022
	10,000	15,000	$1.47	8/29/2021
Michael R. Penta	20,000	80,000	$1.18	7/16/2022
	-	100,000	$1.18	7/16/2022
	-	-	$0.00	7/30/2015	50,000

Equity Compensation Plan Information

The following table provides information on options and other equity rights outstanding and available at March 29, 2014.

Equity Compensation Plan Information
	No. of securities to be issued upon exercise of outstanding options, stock awards, warrants and rights (1)	Weighted average exercise price of outstanding options, stock awards, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,575,250	$1.5200	711,427
Equity compensation plans not approved by security holders - options	235,000	$1.1100	n/a
Equity compensation plans not approved by security holders	50,000	$0.0000	n/a
Total	1,860,250	$1.4300	711,427

(1)	Includes 189,000 shares issuable under the 2000 Stock Option Plan, 1,386,250 shares issuable under the 2005 Plan, 285,000 shares issuable outside of the 2005 Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Change-In-Control Arrangements

All outstanding options may accelerate and become exercisable for fully vested shares of common stock upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics’ assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics’ outstanding common stock, or a change in the majority of the Board as a result of one or more contested elections for Board membership.

Compensation Committee Interlocks and Insider Participation

No executive officer of Giga-tronics serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Giga-tronics Board or Compensation Committee.

AUDIT COMMITTEE - REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management to review and discuss the fiscal year ended March 29, 2014 consolidated financial statements. The Audit Committee also discussed, with the Independent Registered Public Accounting Firm, the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees”. The Audit Committee also received written disclosures from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with the independent accountants that firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 29, 2014 for filing with the Securities and Exchange Commission. The Audit Committee has approved the engagement of Crowe Horwath LLP to continue as the Company’s auditors for the current fiscal year.

Respectfully submitted,

AUDIT COMMITTEE

Gordon L. Almquist, Chairman

James A. Cole

Kenneth A. Harvey

William J. Thompson

COMPENSATION COMMITTEE REPORT

General Compensation Policy

Giga-tronics’ executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interest between Giga-tronics’ executives and its shareholders such that a significant portion of each executive’s compensation is linked directly to the creation of shareholder value.

The executive compensation program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company’s short term and long term success. The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.

Factors

The process involved and the factors considered in the executive compensation determination for fiscal year 2014 are summarized below. It is expected that this process will remain the same in fiscal year 2015. However, the Compensation Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of “pay-for-performance”.

Base Salary

Base salaries are based primarily on individual performance, and each individual’s role in Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

On the basis of its knowledge of the industry, and after reviewing published compensation surveys, this Committee believes that the base salary levels in effect for Giga-tronics’ executive officers are competitive with comparable companies within and outside its industry with which Giga-tronics competes for executive talent. However, the Compensation Committee did not engage an independent third party to confirm the specific percentiles at which the base salary levels in effect for Giga-tronics’ executive officers stood in relation to other comparable companies in its industry.

Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace. Salary increases are granted within a pay-for-performance framework.

Annual Performance (Non-Stock) Based Incentive Compensation

Giga-tronics’ annual incentive bonus plan is intended to:

●	reward key employees based upon company and individual performance;
●	motivate; and
●	provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

Other than sales incentive bonuses, there were no bonus payments earned in fiscal year 2014.

Long-Term (Stock Based) Incentive Compensation

Giga-tronics has always believed that stock ownership or stock option participation is the most effective way of aligning its management and shareholder interests. Options are generally issued with an exercise price at 100% of market value, for ten year terms, exercisable for 20% of the total grant per year after the first year. The right to exercise options granted from the Giga-tronics Incorporated 2000 Stock Option Plan (the “2000 Plan”) expires 60 days after termination of employment (except for certain specified situations), and in case of death an optionee’s estate would have twelve months to exercise. For the 2005 Plan, unless otherwise specified in the option grant, the right to exercise options expires 90 days after termination of employment, and in case of death an optionee’s estate would have twelve months to exercise. For both plans, no option or stock appreciation right shall be exercised after its expiration date in accordance with its terms.

CEO Compensation

The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

In fiscal year 2014 the Compensation Committee established a $225,000 annual base salary for the CEO.

Deduction Limit for Executive Compensation

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

The 2005 Plan restricts the maximum number of shares of common stock for which any one participant may be granted stock options and awards, and the stockholders approved this plan. As a result, stock options granted to Giga-tronics’ executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation.

BY THE COMPENSATION COMMITTEE:

Lutz P. Henckels, Chairman

Gordon L. Almquist

James A. Cole

Garrett A. Garrettson

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of Crowe Horwath LLP as Giga-tronics’ Independent Registered Public Accounting Firm for the fiscal year ending March 28, 2015 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment. In case of a negative vote, the appointment will be reconsidered.

Representatives of Crowe Horwath LLP are expected to be present at Giga-tronics’ Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

The following table presents aggregate fees billed for professional services rendered by Crowe Horwath LLP in fiscal year 2014 and in fiscal year 2013 in the following categories:

	2014	2013
Audit fees (1)	$145,000	$140,000
Audit-related fees (2)	$17,000	$3,300
Tax fees (3)	---	---
All other fees (4)	---	---

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports (including the amended 10-K and 10-Q filings) and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent fees for professional services such as merger-related services and technical accounting, consulting and research.
(3)	Tax services consist of a limited scope review of the Company’s net operating loss carry-forwards and other tax-related consulting services.
(4)	All other fees consist primarily of consulting services.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS GIGA-TRONICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 3.

APPROVAL OF AMENDMENT OF 2005 EQUITY INCENTIVE PLAN

Our board of directors is asking our shareholders to approve an amendment to the Giga-tronics Incorporated 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan was originally adopted by our board of directors in July 2005 upon recommendation of the Board’s compensation committee (the “Compensation Committee”). The Company’s shareholders approved the adoption of the 2005 Plan at the annual meeting of shareholders held on September 13, 2005. Under the terms of the 2005 Plan, the 2005 Plan will expire on July 19, 2015. The Board is now seeking shareholder approval to amend the 2005 Plan to extend the expiration of the 2005 Plan to July 19, 2025.

Set forth below is a summary of some of the terms of the 2005 Plan (as amended). Material changes to the 2005 Plan as adopted in 2005 have been highlighted in bold below. The following summary is qualified in its entirety by reference to the terms of (a) the Giga-tronics Incorporated 2005 Equity Incentive Plan, a complete copy of which is attached as Attachment A to the Company’s proxy statement filed with the SEC on July 21, 2005, and (b) Amendment No. 1 to the Giga-tronics Incorporated 2005 Equity Incentive Plan, a copy of which is attached as Attachment A to this proxy statement.

General. The 2005 Plan is intended to encourage ownership of the Company’s stock by the Company’s employees and directors and to provide additional incentive for them to promote the success of the Company’s business.

The Incentive Plan provides for the following types of awards:

●	stock options;

●	stock appreciation rights;

●	restricted stock awards; and

●	stock grants.

Participants. Any of our employees including our officers and our directors may be selected by the Committee to participate in the 2005 Plan. As of July 25, 2014, there were approximately eighty persons who are eligible to participate in the 2005 Plan. No participant may be granted an award to acquire more than 100,000 shares of common stock in any calendar year.

Administration. The 2005 Plan will be administered by the Committee, which is presently composed of four members, all of whom are independent directors as defined by the regulations of the SEC and NASDAQ. Members of the Committee serve until the appointment of their successors or their removal by the Board. The Board may at any time exercise any of the powers and responsibilities assigned to the Committee under the 2005 Plan. Subject to the provisions of the 2005 Plan, the Committee has complete authority to make all determinations with respect to awards to be granted, including the form of award and the recipient of the award. Subject to the provisions of the 2005 Plan, the Committee also has complete authority to interpret the 2005 Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Plan, to determine the terms and provisions of any agreements concerning the terms of an award, and to make all other determinations necessary or advisable for the administration of the 2005 Plan. All decisions, interpretations and other actions of the Committee are final and binding.

Stock options. Stock options may be granted under the 2005 Plan, including options which are qualified as incentive stock options, as defined under Section 422 of the Internal Revenue Code (the “Code”), and nonqualified stock options. Options will not be exercisable at a price that is less than 100% of the fair market value of our common stock on the date of grant or, if the optionee holds at least 10% of the voting power of all classes of our stock, 110% of fair market value. The term of options will generally be ten years, except that incentive stock options granted to 10% shareholders will have a term of no more than five years.

Unless the Committee specifically determines otherwise at the time of the grant of the option, options vest and become exercisable in installments as to 20% of the underlying stock at the first anniversary of the grant date and 20% per year thereafter. The Committee may allow an optionee to exercise before an installment vests, subject to the Company’s right to repurchase the shares or any other restriction the Committee imposes.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The Committee may allow the optionee to make payment by tendering shares of our common stock having a fair market value equal to the exercise price. The Committee may also allow broker-assisted cashless exercises under which the Company issues shares on exercise of the option and is paid the purchase price from the sale of the shares by the optionee’s broker. The Committee may also authorize loans for the purpose of exercise to the extent permitted by law and may withhold shares on option exercise in payment of the exercise price and tax withholding.

Options continue to be exercisable for up to 12 months after an optionee’s association with the Company terminates due to death or disability and up to 90 days after an optionee’s association ends for other reasons. These periods may be extended at the Committee’s discretion.

Stock appreciation rights (“SAR”). An SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the price of the SAR on the date of grant. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of award and will be reflected in the award agreement.

Restricted stock. A restricted stock award is the grant of shares of our common stock exercisable currently at a price determined by the Committee (including zero), that is subject to forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals specified by the Committee. During the period of restriction, participants holding restricted stock may, if permitted by the Committee, have full voting and dividend rights. The restrictions lapse in accordance with a schedule or other conditions determined by the Committee.

Stock grants. A stock grant is an award of shares of common stock without restriction. Stock grants may be made in certain circumstances to reward special performance or for other special reasons.

Performance-based awards. Grants of performance-based awards under the 2005 Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds certain limits, unless the plan contains certain features that qualify the compensation as “performance-based compensation.” Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees and those likely to become covered employees are eligible to receive performance-based awards. “Covered employees” means the Company’s chief executive officer or any of its other four highest compensated officers.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria which are set forth in Section 2.23 of the Incentive plan:

2.23 Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, Stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and may be calculated in any manner chosen by the Committee. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant would have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period. If the shareholders approve the 2005 Plan (as amended), they will also be approving the performance criteria set forth above.

Shares reserved for issuance. The 2005 Plan originally provided for the granting of options and restricted stock for up to 2,250,000 shares of common stock. As of July 25, 2014 there were 726,427 shares available for awards under the 2005 Plan. Subject to certain adjustments, we will be able to issue a maximum of 726,427 shares of our common stock under the 2005 Plan as amended.

Acceleration of vesting. The vesting of any awards granted under the 2005 Plan may be accelerated in full in the event of a merger or sale of the company if the acquiring entity does not assume or replace the awards with comparable awards. In addition, the Committee may accelerate the exercisability of options (unless restricted by the Code in the case of incentive options) and any grant of restricted stock even if restrictions have not expired.

Limitation of Rights. Participants in the 2005 Plan will not be deemed for any purpose to be shareholders of the Company with respect to any of the shares of stock subject to an award unless and until a certificate has been issued for the shares. However, the Committee may allow holders of restricted stock to exercise voting rights and receive dividends during the restricted period. Any stock issued pursuant to awards is subject to any restrictions on transfer imposed by our articles of incorporation and bylaws and by applicable law.

Transferability. Except as otherwise provided in the 2005 Plan, options and awards are not transferable, and no options, awards or interests in them may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. All of a participant’s rights in any option or award may be exercised during the life of the participant only by the participant or the participant’s legal representative. However, the Committee may allow a nonstatutory stock option or restricted stock to be transferred by the recipient to a family member, provided no compensation or value is paid for the transfer.

Amendment and termination. The board of directors may terminate, amend or modify the 2005 Plan at any time, with shareholder approval to the extent necessary and desirable to comply with any applicable law, regulation or listing standard of any market where our securities trade. We may not make any grants under the 2005 Plan after July 19, 2025. Awards outstanding at the time the 2005 Plan is amended or terminated will continue in existence, and the terms of the 2005 Plan will continue to apply to them, until the awards are exercised, cancelled or forfeited.

Tax effect for us. We generally will be entitled to a tax deduction in connection with an option or award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of the named executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed certain limits. However, we can preserve the deductibility of certain compensation in excess of such limits if the conditions of Section 162(m) are met with respect to awards. These conditions include shareholder approval of the 2005 Plan and performance criteria under the 2005 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2005 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards if we should make them. See Proposal 4 for further discussion of the deductibility of awards under Section 162(m) of the Code.

Registration with the SEC. We have filed a registration statement with the SEC to register the shares available under the 2005 Plan.

Shareholder approval. Approval of the 2005 Plan (as amended) requires the affirmative vote of a majority of the shares represented at the annual meeting (although state securities laws to the extent applicable may require the affirmative vote of a majority of the outstanding shares entitled to vote at the annual meeting).

Post-approval Grants/Plan Benefits. We have not determined to make any specific grants or awards to any persons under the 2005 Plan upon shareholder approval.

United States income tax considerations. The grant of the above-listed stock options will not result in taxable income to the recipient. With respect to non-qualified stock options, the recipient will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we will be entitled to a corresponding deduction. Except as described below, gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. In the case of a disqualifying disposition of incentive option stock, some or all of the gain will be ordinary income and we will be entitled to a corresponding deduction.

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2005 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2005 Plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 4.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say on pay” proposal.

Our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, has designed our executive compensation program to provide a competitive yet equitable compensation and benefits package that reflects the Company’s performance and size, job complexity, and strategic value of the position while enabling long-term retention and motivation consistent with the long-term interests of our shareholders. We encourage you to carefully review the section entitled “General Compensation Policy” beginning on page 20 of this proxy statement for details on Giga-tronics’s executive compensation, including Giga-tronics’s compensation philosophy and objectives, as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the fiscal year 2014 compensation of our executives.

We are asking our shareholders to support our executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the philosophy, policies and practices described in this proxy statement.

Accordingly, we are asking our shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the compensation of Giga-tronics’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The results of this advisory vote are not binding on Giga-tronics. However, our Compensation Committee values the opinions expressed by shareholders in their vote, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 5

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE 2005 PLAN

Shareholders are being asked to approve the material terms of the performance goals that may apply to awards under the 2005 Plan, which has been maintained by the Company since 2005. This approval is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Code to the extent it is otherwise available.

The 2005 Plan allows the Company to deliver a significant portion of total executive compensation through stock. We believe this enhances retention by having a large percentage of total compensation derived from stock awards and by using a multi-year vesting schedule for shares awarded. It also aligns management’s interests with shareholders’ long-term interests through a broad array of strategic business priorities that the Company believes will contribute to long-term shareholder value and award value that changes with share price.

Section 162(m) Approval

Section 162(m) of the Code imposes an annual deduction limit on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid.

Section 162(m) generally requires that shareholders re-approve the material terms of the performance-based award provisions of the 2005 Plan every five years or performance-based awards eligible for exemption from the deductibility limitation (other than stock options and stock appreciation rights) may not continue to be granted under the 2005 Plan. Shareholders are being asked to re-approve the material terms of the performance-based award feature of the 2005 Plan and the related performance criteria that may be referenced in granting performance-based awards so that performance-based awards may continue to be fully tax deductible for federal income tax purposes, to the extent permitted under applicable law. We intend to keep our 2005 Plan in compliance with Section 162(m) to the extent possible so that we are in a position to take advantage of deductibility of compensation when applicable law permits us to do so.

Material Terms of Performance Criteria

The performance criteria is defined in the 2005 Plan as “the criteria that the Compensation Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, Stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, and of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.”

A full copy of the 2005 Plan is filed with the SEC as Attachment A to the Company’s definitive proxy statement, filed on July 21, 2005. See Proposal 3 regarding the proposed amendment of the 2005 Plan.

Shareholders are not being asked to increase the number of shares of the Company’s common stock available for award grants under the 2005 Plan, or otherwise modify the terms of the 2005 Plan (other than as set forth in Proposal 3). If shareholders do not approve the proposal, no additional performance-based awards eligible for exemption from the deductibility limitation will be granted under the 2005 Plan but the Company may continue to grant stock options and stock appreciation rights designed to qualify as performance-based compensation under Section 162(m) and stock bonuses, restricted stock, performance shares and other types of awards otherwise authorized under the 2005 Plan that do not qualify as performance-based compensation under Section 162(m).

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the 2005 Plan are complex and subject to change. The following discussion is only a brief summary of the applicable federal income tax rules. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Participants will recognize ordinary compensation income when shares are delivered to them upon vesting of stock awards issued under the 2005 Plan or when cash amounts if any are paid to them in settlement of awards under the 2005 Plan. The amount of income recognized in this situation will be based on the fair market value of the shares received. Subject to any limitations under applicable law, the Company generally will be entitled to a deduction equal to the amount of ordinary income that a participant is required to recognize.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PERFORMANCE CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE 2005 PLAN. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SHAREHOLDERS' PROPOSALS AND NOMINATIONS

To be considered for presentation to the Annual Meeting of Shareholders in 2015, which we currently expect to be held on September 10, 2015, a shareholder proposal (including a shareholder nomination for director) must be received by Giga-tronics no later than June 10, 2015. To be considered for inclusion in the Giga-tronics proxy statement for its Annual Meeting of Shareholders to be held in 2015, a shareholder proposal must be received by Giga-tronics no later than March 27, 2015. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.

SEC rules permit proxy holders to vote in their discretion on matters proposed by a shareholder and not described in the proxy statement only if the Company did not receive notice of the proposal and certain additional information at least 45 days in advance of the anniversary of the proxy mailing date for the previous year’s meeting or a reasonable period in advance if the meeting date is changed by more than 30 days from the previous year. Next year this deadline date will be June 14, 2015.

The Annual Report of Giga-tronics for the fiscal year ended March 29, 2014 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

/s/ Garrett A. Garrettson
Garrett A. Garrettson
Chairman of the Board of Directors

San Ramon, California

July 25, 2014

Attachment A

AMENDMENT NO. 1

TO

GIGA-TRONICS INCORPORATED

2005 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors on July 18, 2014

Approved by the Shareholders on September 3, 2014 (the “Amendment Date”)

Pursuant to Section 15.1 and Section 15.3 of the Giga-tronics Incorporated 2005 Equity Incentive Plan (the “Plan”), the Plan is hereby amended as of the Amendment Date as follows:

AMENDMENT

The first sentence of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:

“Unless the Plan shall have been earlier terminated by the Board, Awards may be granted from the time the Plan is approved by the shareholders of the Company until July 19, 2025.”

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment No. 1 shall be read and construed together as a single instrument.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

GIGA-TRONICS INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Garrett A. Garrettson and Steven D. Lance, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on July 21, 2014 at the Annual Meeting of Shareholders to be held at Giga-tronics’ executive office at 4650 Norris Canyon Road, San Ramon, CA 94583 on September 3, 2014 at 9:30 a.m. (PDT), or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

(Continued, and to be signed, on the other side.)

TO VOTE YOUR PROXY

Simply sign and date your proxy card and return it in the postage-paid envelope to:

Giga-tronics Inc., c/o Eagle Rock Proxy Advisors, LLC, 12 Commerce Dr, Cranford, NJ 07016

TO VOTE, PLEASE DETACH PROXY CARD HERE

Please mark votes as in this sample	X

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED ON THIS CARD. THE PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE PROPOSALS IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

1. Elect seven Directors for the ensuing year.	FOR ALL NOMINEES LISTED	WITHHOLD AUTHORITY
Nominees: (1) Gordon L. Almquist; (2) James A. Cole;	(EXCEPT AS	TO VOTE FOR ALL
(3) Garrett A. Garrettson; (4) Kenneth A. Harvey;	INDICATED BELOW)	NOMINEES LISTED
(5) Lutz P. Henckels; (6) John R. Regazzi; (7) William J. Thompson	[ ]	[ ]
INSTRUCTION: To withhold authority to vote for one or more nominees, write such names in the space provided below:

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of Crowe Horwath LLP as independent registered public accounting firm;	[ ]	[ ]	[ ]

3.	Approve the amendment of the Giga-tronics Incorporated 2005 Equity Incentive Plan (the “2005 Plan”) to provide for the extension of the 2005 Plan through July 19, 2025	[ ]	[ ]	[ ]

4.	Approve the advisory vote to approve the named executive officer compensation	[ ]	[ ]	[ ]

5.	Approve of the material terms of the performance criteria for performance-based awards under the 2005 Plan	[ ]	[ ]	[ ]

6.	Any other business as may properly come before the meeting	[ ]	[ ]	[ ]

Dated: ________________, 2014

Signature(s)

Signature(s)

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.